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                                                                   EXHIBIT 10.17

                              SYMPOSIUM CORPORATION
                                 410 PARK AVENUE
                                    SUITE 830
                            NEW YORK, NEW YORK 10022



                                          April 24, 2000

Lancer Offshore Inc.
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Capital Research, Ltd.
27241 Paseo Peregrino
San Juan Capo, California  92675

Mr. Gary Herman
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Mr. Joseph Giamanco
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Gentlemen:

      Reference is made to the Certificate of Designation (the "Certificate") creating the series of preferred stock of Symposium Corporation, a Delaware corporation (the "Company"), designated as the Series C Preferred Stock, par value $.001 per share (the "Series C Shares"), and the Term Sheet (the "Term Sheet") describing the terms upon which the Series C Shares were offered and sold to each of you. The Certificate and the Term Sheet are hereinafter collectively referred to as the "Documents."

      The Documents provide that if the Series C Shares are not redeemed in full within 180 days following issuance, such 180th day being July 26, 2000 (the "Series C Trigger Date"): (A) the price at which the Series C Shares are convertible into shares of the Company's Common Stock will be reduced from $2.00 per share to $0.25 per share and the Company will be required to issue to the holders of the Series C Shares, monthly in advance until the Series C Shares are redeemed in full, five-year warrants to purchase 370,244 shares of Common Stock at an exercise price of $0.25 per share (the "Warrants").
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      The Company and the Holders (severally and not jointly) hereby agree as follows:

      1. Notwithstanding any provision of the Documents to the contrary, the reduction of the conversion price of the Series C Shares referred to in clause
(a) above and the requirement that the Company issue Warrants referred to in clause (b) above will not become effective if the Company redeems the Series C Shares in full on or before December 26, 2000. If the Company fails to redeem the Series C Shares in full on or prior to December 26, 2000, then the reduction of the conversion price of the Series C Shares referred to in clause (a) above and the requirement that the Company issue the Warrants referred to in clause
(b) above will become effective as of December 27, 2000 and will remain effective thereafter unless and until the Series C Shares are redeemed in full.

      2. Notwithstanding the provisions of the Documents to the contrary, the payment date for all accrued and unpaid dividends on the Series C Shares through April 26, 2000 will be extended to December 26, 2000. The Holders hereby waive any default arising out of or relating to the Company's failure to pay such dividends on any dividend payment date (as defined in the Documents) occurring prior to the date hereof or at any time prior to December 26, 2000.

      3. In consideration for the agreements of each Holder set forth herein, the Company hereby agrees as follows: (a) the Company will issue to each Holder, promptly following the execution and delivery of this Letter, one share of Common Stock for each $3.00 of Stated Value of Series C Shares held by such Holder (rounded upward to the nearest whole share of Common Stock); and (b) if such Holder converts the Series C Shares into shares of Common Stock during the period commencing on the date of execution and delivery of this Letter by such Holder and ending on December 26, 2000, the Company will issue to such Holder without additional consideration, concurrently with such conversion (and in addition to the number of shares of Common Stock issuable upon such conversion), the number of additional shares of Common Stock equal to the excess of: (i) the number of shares of Common Stock issuable upon such conversion assuming an effective conversion price of $1.00 per share; over (ii) the number of shares of Common Stock issuable upon such conversion at the conversion price then in effect pursuant to the Documents. The number of shares issuable pursuant to clause (i) and the conversion price specified therein shall be subject to adjustment in the manner set forth in the Documents upon the occurrence of any of the events described therein. The shares issuable pursuant to this paragraph 3 are hereinafter referred to collectively as the "Additional Shares." All Additional Shares issuable to the Holders will be entitled to the same registration rights as the shares of Common Stock issuable to the Holders upon conversion of the Series C Shares pursuant to the Documents.

      4. The Company also agrees to pay a fee to Capital Research Ltd. equal to $242,000, such fee to be payable, at the Company's option, in cash, or in shares of Common Stock having a deemed value of $0.50 per share. Accordingly, if the entire fee were paid in shares of Common Stock, the Company would be required to issue 484,000 shares of Common Stock to pay such fee in full.

      5. Except as expressly provided herein, the Documents will remain in full force and effect as originally executed and delivered by the parties hereto. This Letter supersedes any prior
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understanding or agreement, written or oral, among the parties hereto relating to the subject matter hereof.

      6. Each of the Holders each hereby severally represents to the Company, on behalf of itself, that such Holder is (and on each date of issuance of such Additional Shares will be) an "accredited investor" within the meaning of Regulation D, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Additional Shares; that such Holder is acquiring the Additional Shares to be issued to such Holder for investment and without a view to the sale, assignment, transfer or other distribution thereof; the Additional Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with the applicable securities laws of any state or other jurisdiction, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required and such compliance has been obtained. The Company may affix an appropriate legend to any certificate(s) representing the Additional Shares to reflect the foregoing.

            7. This Letter will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any claims or disputes relating in any way to this Agreement shall be submitted to the New York State courts or the United States District Court for the Southern District of New York. The parties hereby consent to such venue and the personal jurisdiction of such courts and agree not to contest such venue or assert any claim to move the claim or dispute to another venue or forum.

            If the foregoing correctly sets forth our understanding, please so indicate by signing an enclosed counterpart of this Letter and returning it to the undersigned, whereupon it will constitute a binding agreement between us. The failure of any one or more Holders to execute a counterpart of this Letter will not affect the obligations of the Company or of any one or more Holders signing counterparts hereof. This Letter may be executed in counterparts and by the parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                                    Very truly yours,

                                    SYMPOSIUM CORPORATION


                                    By: /s/ Ronald Altbach
                                       ----------------------------------
                                       Ronald Altbach
                                        Chairman of the Board and Chief
                                        Executive Officer




Accepted and agreed to as of
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the date first above written:

LANCER OFFSHORE, INC.


By: /s/ M. Lauer
    --------------------------------



CAPITAL RESEARCH, LTD.


By: /s/ Bruce D. Cowen
    -------------------------------


 /s/ Joseph Giamanco
-----------------------------------
JOSEPH GIAMANCO


 /s/ Gary Herman
-----------------------------------
GARY HERMAN





[Signature Page of Letter Agreement, dated as of April 24, 2000, among Symposium Corporation and the Holders of the Series C Preferred Shares]